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
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                               AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1998

                                                                              Registration No. 333-______

                                                SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, DC  20549

                                                          ---------------
                                                             FORM S-8
                                                      REGISTRATION STATEMENT
                                                               UNDER
                                                    THE SECURITIES ACT OF 1933

                                                          ---------------
                                                    PREMIERE TECHNOLOGIES, INC.
                                      (Exact name of registrant as specified in its charter)

                 GEORGIA                                                                         59-3074176
     (State or other jurisdiction of                                                          (I.R.S. Employer
      incorporation or organization)                                                         Identification No.)

                 3399 PEACHTREE ROAD, N.E., THE LENOX BUILDING, SUITE 600, ATLANTA, GEORGIA 30326, (404) 262-8400
                                   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              PREMIERE TECHNOLOGIES, INC. SECOND AMENDED AND RESTATED 1995 STOCK PLAN

                                      XPEDITE SYSTEMS, INC. 1992 INCENTIVE STOCK OPTION PLAN*
                                      XPEDITE SYSTEMS, INC. 1993 INCENTIVE STOCK OPTION PLAN*
                                      XPEDITE SYSTEMS, INC. 1996 INCENTIVE STOCK OPTION PLAN*
                                    XPEDITE SYSTEMS, INC. NON-EMPLOYEE DIRECTORS' WARRANT PLAN*
                                 XPEDITE SYSTEMS, INC. OFFICER'S 1996 CONTINGENT STOCK OPTION PLAN*
                                                    *Assumed by the registrant
                                                     (Full title of the plans)

                                                          ---------------

                    Boland T. Jones                                   Copy to:                             Copy to:
   CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT               HARVEY A. WAGNER                   JOEL J. HUGHEY, ESQ.
              PREMIERE TECHNOLOGIES, INC.                           EXECUTIVE VICE                     ALSTON & BIRD LLP
               3399 PEACHTREE ROAD, N.E.                          PRESIDENT FINANCE                   ONE ATLANTIC CENTER
             THE LENOX BUILDING, SUITE 400                       AND ADMINISTRATION               1201 WEST PEACHTREE STREET
                ATLANTA, GEORGIA  30326                         AND CHIEF FINANCIAL               ATLANTA, GEORGIA 30309-3424
                    (404) 262-8400                                    OFFICER                            (404) 881-7000
   (Name, address, including zip code, and telephone         PREMIERE TECHNOLOGIES, INC.
 number, including area code, of agent for service)           3399 PEACHTREE ROAD, N.E.
                                                              LENOX BUILDING, SUITE 600
                                                              ATLANTA, GEORGIA  30326
                                                                   (404) 262-8400

                                               CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                         PROPOSED MAXIMUM           PROPOSED MAXIMUM
     TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE PER         AGGREGATE OFFERING          AMOUNT OF
       TO BE REGISTERED                 REGISTERED            SHARE                      PRICE              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          4,000,000(1)       $29.28125(2)               $117,125,000(2)           $34,551.88
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             42,576(3)       $     .47(4)               $     20,011(5)           $     5.90
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            202,151(6)       $   12.66(4)               $  2,559,232(5)           $   754.97
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             85,564(7)       $   17.22(4)               $  1,473,412(5)           $   434.66
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            116,500(8)       $   15.02(4)               $  1,749,830(5)           $   516.19
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             15,337(9)       $    9.14(10)              $    140,180(5)           $    41.35
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             65,713(11)      $29.28125(12)              $  1,924,159(12)          $   567.63
----------------------------------------------------------------------------------------------------------------------------------
        Total                         4,527,841                                     $124,991,824              $36,872.59
----------------------------------------------------------------------------------------------------------------------------------

(1) Shares of the registrant's Common Stock that may be issued pursuant to options that may be granted under the Premiere Technologies, Inc. Second Amended and Restated 1995 Stock Plan.
(2) Computed pursuant to Rule 457, paragraphs (h) and (c), as the average of the high and low prices of the registrant's Common Stock on May 8, 1998, as reported by the National Association of Securities Dealers automated quotation system.
(3) Consists of 42,576 shares of the registrant's Common Stock that may be issued pursuant to options granted under the Xpedite Systems, Inc. 1992 Incentive Stock Option Plan which were assumed by the registrant in connection with a business combination transaction between the registrant and Xpedite Systems, Inc.
(4) Determined for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933 and based upon the exercise price at which such outstanding options to purchase shares of the Common Stock under the options may be exercised.
(5) Computed pursuant to Rule 457, paragraph (h), as the aggregate exercise price of the assumed options and warrants.
(6) Consists of 202,151 shares of the registrant's Common Stock that may be issued pursuant to options granted under the Xpedite Systems, Inc. 1993 Incentive Stock Option Plan which were assumed by the registrant in connection with a business combination transaction between the registrant and Xpedite Systems, Inc.
(7) Consists of 151,367 shares of the registrant's Common Stock that may be issued pursuant to options granted under the Xpedite Systems, Inc. 1996 Incentive Stock Option Plan which were assumed by the registrant in connection with a business combination transaction between the registrant and Xpedite Systems, Inc.
(8) Consists of 116,500 shares of the registrant's Common Stock that may be issued pursuant to options granted under the Xpedite Systems, Inc. Non-Employee Directors' Warrant Plan which were assumed by the registrant in connection with a business combination transaction between the registrant and Xpedite Systems, Inc.
(9) Consists of 15,337 shares of the registrant's Common Stock that may be issued pursuant to the exercise of certain warrants granted to (i) J.A. Blanchard, III under a certain warrant agreement, (ii) Robert A. Epstein under a certain warrant agreement and (iii) Allen Sarnatora under a certain warrant agreement which were assumed by the registrant in connection with a business combination transaction between the registrant and Xpedite Systems, Inc.
(10) Determined for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933 and based upon the exercise price at which such outstanding warrants to purchase shares of the Common Stock under the warrants may be exercised.
(11) Consists of 65,713 shares of the registrant's common stock that may be issued pursuant to options granted under the Xpedite Systems, Inc. Officer's 1996 Contingent Stock Option Plan.
(12) Computed pursuant to Rule 457 as the average of the high and low price of the registrant's Common Stock on May 8, 1998.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

       (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by the registrant's Form 10-K/A filed with the Commission on April 22, 1998;

       (2) The registrant's Current Report on Form 8-K/A filed with the Commission on January 27, 1998;

       (3) The registrant's Current Report on Form 8-K dated February 3, 1998 and filed with the Commission on February 20, 1998;

       (4) The registrant's Current Report on Form 8-K dated February 27, 1998 and filed with the Commission on March 13, 1998, as amended by the registrant's Current Report on Form 8-K/A filed with the Commission on April 13, 1998;

       (5) The registrant's Current Report on Form 8-K dated April 23, 1998 and filed with the Securities and Exchange Commission (the "Commission") on April 28, 1998; and

       (6) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A, declared effective on March 1, 1996, and any amendment or report filed for the purpose of updating any such description.

       All other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (1) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision related only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The registrant's Articles of Incorporation, as amended, exonerate the Company's directors from monetary liability to the extent described above.

       In addition to such rights as may be provided by law, the registrant's Bylaws provide broad indemnification rights to the registrant's directors and such officers, employees and agents as may be selected by such directors, with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, except that such indemnification does not apply in the same situations described above with respect to the exculpation from liability of the registrant's directors. The registrant is also obligated to reimburse such directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by such person in defending against any such liabilities and losses, as long as such person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to the registrant any advances made under the Bylaws. Any amendment or other modification to the Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided therein shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties. Such amendments can only be made upon the affirmative vote of (i) the holders of at least 75% of the shares entitled to vote or alter, amend or repeal the provisions of the Bylaws or (iii) a majority of the Board of Directors present at the meeting at which the votes are taken.

       The registrant has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the registrant agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the shareholders. In addition, the registrant holds an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the registrant for a wrongful act that they may become legally obligated to pay or for which the registrant is required to indemnify the directors or officers.

       The registrant believes that the above protections are necessary in order to attract and retain qualified persons as directors and officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.
         ---------

EXHIBIT
NUMBER
-------

4.1 Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-1 (No. 33-80547)).

4.2 Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's registration statement on Form S-8 (No. 333-29787)).

4.3 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.02 to the registrant's registration statement on Form S-1 (No. 33-80547)).

5 Opinion of Alston & Bird LLP, counsel to the registrant, as to legality of the securities being registered.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Ernst & Young LLP.

23.3   Consent of Alston & Bird LLP (included as part of Exhibit 5).

24.1   Power of Attorney (see page II-6).


ITEM 9.  UNDERTAKINGS.

       (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 11th day of May, 1998.


                              PREMIERE TECHNOLOGIES, INC.


                              By: /s/ Boland T. Jones
                                  ------------------------------
                                  Boland T. Jones
                                  Chairman of the Board and
                                  President

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boland T. Jones and Patrick G. Jones, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                   Title                         Date
     ---------                   -----                         ----

/s/ Boland T. Jones      Chairman of the Board and          May 11, 1998
-----------------------  President (principal executive
Boland T. Jones          officer) and Director

/s/ Harvey A. Wagner     Executive Vice President           May 11, 1998
-----------------------  Finance and Administration
Harvey A. Wagner         and Chief Financial Officer
                         (principal financial and
                         accounting officer)


 /s/ George W. Baker, Sr.                   Director                           May 11, 1998
------------------------------------------
George W. Baker, Sr.

 /s/ Raymond H. Pirtle, Jr.                 Director                           May 11, 1998
------------------------------------------
Raymond H. Pirtle, Jr.

 /s/ Roy B. Andersen, Jr.                   Director                           May 11, 1998
------------------------------------------
Roy B. Andersen, Jr.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
---------------------------

4.1 Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-1 (No. 33-80547)).

4.2 Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's registration statement on Form S-8 (No. 333-29787)).

4.3 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's registration statement on Form S-1 (No. 33-80547)).

5 Opinion of Alston & Bird LLP, counsel to the registrant, as to legality of the securities being registered.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Ernst & Young.LLP.

23.3   Consent of Alston & Bird LLP (included as part of Exhibit 5).

24.1   Power of Attorney (see page II-6).